Exhibit 99.2

News Release

CONTACT:
Investors/Media
Blaine Davis
(610) 459-7158

Investors
Jonathan Neely
(610) 459-6645

Media
Kevin M. Wiggins
(610) 459-7281

For Immediate Release

ENDO PHARMACEUTICALS HOLDINGS INC. ANNOUNCES

PRICING OF PRIVATE OFFERING OF SENIOR NOTES

CHADDS FORD, Pa., Nov. 18, 2010 — Endo Pharmaceuticals Holdings Inc. (NASDAQ: ENDP) today announced that it priced $400 million aggregate principal amount of 7.00% senior unsecured notes due 2020 (the “notes”) at an issue price of 99.105% in connection with its previously announced private offering. The notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by certain of the Company’s domestic subsidiaries. Subject to customary closing conditions, this offering is expected to close on November 23, 2010.

Endo intends to use the net proceeds of this offering to partially finance the pending acquisition of Qualitest Pharmaceuticals, and to pay related fees and expenses. This offering is not conditioned on the acquisition of Qualitest and if it is not consummated, the proceeds from this offering would instead be used for general corporate purposes.

The notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933 as amended or any applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the notes and the related subsidiary guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties.

You should consider the areas of risk described under the heading “Forward-Looking Statements” and “Risk Factors” in Endo’s periodic reports filed with the Securities and Exchange Commission under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in Endo’s Quarterly Report on Form 10-Q for the three months ended September 30, 2010, as updated by the risk factors set forth in any subsequent filing by Endo with the Securities and Exchange Commission, in connection with any forward-looking statements that may be made by Endo generally. Except for ongoing obligations to disclose material information under the federal securities laws, Endo undertakes no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

###